                              ARTICLES OF INCORPORATION

                                        - of -

                                  AVTECH CORPORATION


KNOW ALL MEN BY THESE PRESENTS:

     That we, GEORGE KINNEAR, COLIN W. ACKERSON and JAMES S. TURNER, being citizens of the United States, do hereby associate ourselves together as a corporation under the general incorporation laws of the State of Washington, and make, subscribe and adopt the following Articles of Incorporation, in triplicate, to-wit:


                                      ARTICLE I

                                         NAME

     The name of this corporation shall be and is:

                                  AVTECH CORPORATION


                                      ARTICLE II

                                 OBJECTS AND PURPOSES

     The objects and purposes for which this corporation is formed are, and shall be, as follows:

     1. To engage in the fabrication and manufacture of electronic audio/visual products.

     2.   To engage in industrial research and development,


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generally, and of electronic audio/visual products, in particular.

     3. To manufacture, sell, license or rent equipment and products of all kinds and to provide audio/visual services utilizing presentation devices and systems.

     4. To engage in the business of manufacturing, distributing and selling in any or all of its phases.

     5. To contract with machinery and equipment manufacturers for the purchase of items for resale.

     6. To buy, sell, own and deal in real estate, livestock, bonds, securities and other properties or investments of all kinds on its own account or as agent, factor or broker, in the United States and elsewhere.

     7. To establish, form and subsidize or otherwise assist in the promotion or foundation of other companies or the prosecution of any other undertakings or enterprises which may advance directly or indirectly the objects of this corporation, and to secure by purchase, trade, subscription, or otherwise acquire and to deal and trade in the stock, certificates of interest, debentures, bonds or other securities of other companies, trusts or other organizations.

     8.   To enter into any partnership arrangements.

     9. To borrow money and to issue bills, notes, bonds and other forms of commercial paper and secure the payment of the same by mortgage or pledge of any or all of the corporation's


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property; to buy, lease, acquire, own, hold, sell, let or otherwise dispose of property of all kinds, both real and personal, which may be necessary, incident or convenient to the carrying on of said business.

     10. To acquire patents, licenses or agreements covering equipment or property and to do every act and thing which may be incidental, auxiliary or relative to, connected with, or necessary for, the accomplishment of any one or all of the purposes and objects herein specified, and to do the same as principal, agent or broker.

     11. From time to time, to do any one or more of the acts, and to accomplish any one or more of the objects, herein set forth, to conduct its business wherever necessary or desirable, whether in the State of Washington, or in other states and territories of the United States, or in foreign countries, and to maintain one office or more than one office.

     12. To use and enjoy all the general rights, powers, and privileges, whether expressed or implied, now conferred upon or granted to, or hereabout to be conferred upon or granted to, private corporations organized under the general corporation laws of the State of Washington.


                                     ARTICLE III

                                  TIME OF EXISTENCE

     The duration of the corporation shall be perpetual.



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                                      ARTICLE IV

                                 POST OFFICE ADDRESS

     The location and post office address of the registered office of this corporation shall be:

                      3312 White Building, Seattle 1, Washington


                                      ARTICLE V

                               AUTHORIZED CAPITAL STOCK

     The authorized capital stock of this corporation shall be divided into fifty thousand (50,000) shares of common stock without par value.


                                      ARTICLE VI

                                   PAID-IN CAPITAL

     The amount of paid-in capital with which this corporation will begin business is Five Hundred Dollars ($500.00).


                                     ARTICLE VII

                                      DIRECTORS

     The directors who shall manage the affairs of this corporation shall be five (5) in number, but the number of directors may be increased to any number not exceeding seven (7) at any annual meeting of the stockholders, or at any special meeting of the stockholders, or at any special meeting of the stockholders called for that purpose.

     The directors herein named shall manage the affairs of this company for a period of one month, and thereafter until


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their successors are elected and qualified.

     The names and post office addresses of the first directors are as follows:

     Colin W. Ackerson        8015 - 39th NE
                              Seattle 15, Washington

     Philip S. Swanson        2504 NE 120th
                              Seattle, Washington

     Robert L. Hancock        4002 NE 72nd
                              Seattle 15, Washington

     Robert L. Rodwell        16930 NE 16th Place
                              Bellevue, Washington

     George Kinnear           1621 - 72nd SE
                              Mercer Island, Washington


                                     ARTICLE VIII

                                    INCORPORATORS

     The following statement contains the name and post office address of each incorporator, and a statement of the number of shares subscribed by each of them:

     George Kinnear      1621 - 72nd SE           One (1) Share
                         Mercer Island, Wn.

     James S. Turner     1417 - 102nd NE          One (1) Share
                         Bellevue, Wn.

     Colin W. Ackerson   8015 - 39th NE           Four Hundred Ninety
                         Seattle 15, Wn.          Eight (498) Shares


                                      ARTICLE IX

                                       BY-LAWS

     The board of directors of this corporation shall have the authority to make and alter by-laws not inconsistent with law or with the Articles of Incorporation, and subject to the power


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of the shareholders to change or repeal such by-laws.

     IN WITNESS WHEREOF, we, the undersigned, as incorporators, have hereunto set our hands and seals in triplicate at Seattle, Washington, this 20th day of August, 1963.


                                             /s/ George Kinnear
                                        -------------------------------------
                                                  George Kinnear

                                             /s/ James S. Turner
                                        -------------------------------------
                                                  James S. Turner

                                             /s/ Colin W. Ackerson
                                        -------------------------------------
                                                  Colin W. Ackerson


STATE OF WASHINGTON     )
                        )  ss.
COUNTY OF KING          )


     THIS IS TO CERTIFY that on this 20th day of August, 1963, before me, a Notary Public in and for said county and state, duly commissioned and sworn, personally appeared GEORGE KINNEAR, JAMES S. TURNER and COLIN W. ACKERSON, to me known to be the individuals described in and who executed the foregoing instrument, and acknowledged that they signed and sealed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

     WITNESS my hand and official seal the day and year herein first above written.

                                             /s/ Rita M. Wampole
                                        -------------------------------------
                                        Notary Public in and for the State of
                                        Washington, residing at Bellevue



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                                  A F F I D A V I T


STATE OF WASHINGTON         )
                            ) SS
COUNTY OF KING

JAMES S. TURNER being first duly sworn on oath deposes and says:

     That he is incorporator of AVTECH CORPORATION and that to the best of his knowledge and belief the value received and to be received by said corporation in return for the issuance of its non-par-value stock does not exceed the sum of $50,000.00.


                                        /s/ James S. Turner
                                   ------------------------------------------

     SUBSCRIBED and sworn to before me this 2nd day of October, 1963.


                                        /s/ Stanley B. Allper
                                   ------------------------------------------
                                             NOTARY PUBLIC in and for the State
                                             of Washington, residing at Seattle
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                              ARTICLES OF AMENDMENT

                                       OF                            [STAMP]

                                  AVTECH, INC.

                                   ---------

     This is to certify that at a special meeting of the stockholders and directors of the above corporation, held at the place of business of the corporation, 4241 - 24th West, Seattle, Washington, on Saturday, May 9, 1970, at 10:00 A.M., which meeting was attended by the required number of stockholders and directors of the corporation or represented by their proxies, the amendment of the Articles of Incorporation, herein stated, was unanimously adopted, there being 34,800 shares outstanding.

     RESOLVED, that Article V, authorized capital stock, of the Articles of Incorporation shall be, and the same is hereby amended to read as follows:

          "The capital stock in this corporation shall consist of 500,000 shares of common no-par stock. Each share of common stock in this corporation outstanding when this paragraph becomes effective shall be reclassified as and changed to 10 shares, fully paid of common stock without par value, which shall be included in the 500,000 shares of common stock without par value herein authorized."

                                             /s/ John R. Barnard
                                        ----------------------------------------
                                        President

                                             /s/ Fred R. Butterworth
                                        ----------------------------------------
                                        Secretary

STATE OF WASHINGTON )
                    ) ss
COUNTY OF KING      )

     On this day personally appeared before me, John Barnard and Fred R. Butterworth, to me known to be the president and secretary


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respectively, of the above named corporation, and the individuals described in and who executed the foregoing instrument, and acknowledged that the signed the same as their free and voluntary act and deed for the uses and purposes therein mentioned.

     Given under my hand and official seal this 17th day of August, 1970.

                                             /s/ ILLEGIBLE
                                        ----------------------------------------
                                        Notary Public in and for the state of
                                        Washington, residing at Seattle



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                        AFFIDAVIT AS TO VALUE OF NON PAR STOCK

STATE OF WASHINGTON )
                    ) ss
COUNTY OF KING      )


     Fred R. Butterworth, being first duly sworn, on oath deposes and says:

     That he is a director and the Secretary of Avtech, Inc., and to the best of his knowledge and belief the value received and to be received by said corporation for the issuance of its non-par value stock does not exceed the sum of $100,000.

                                                  /s/ Fred R. Butterworth
                                             -----------------------------------
                                             Fred R. Butterworth

     SUBSCRIBED AND SWORN to before me this 17th day of August, 1970.


                                             /s/ ILLEGIBLE
                                        ----------------------------------------
                                        Notary Public in and for the State of
                                        Washington, residing at Seattle
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                                                                  EX. 99.11

                        AMENDMENT TO ARTICLES OF INCORPORATION

                                          OF

                                  AVTECH CORPORATION              [STAMP]

     Articles of Amendment to the Articles of Incorporation of AVTECH CORPORATION, a Washington corporation, are herein executed by the Corporation, pursuant to the provisions of the Revised Code of Washington 23A.16.040 and 23A.16.050, as follows:

     1.   The name of the corporation is AVTECH CORPORATION.

     2.   The Amendment to the Articles of Incorporation is as follows:

                                      "ARTICLE X

          At each election for directors every shareholder shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No cumulative voting for one or more directors shall be permitted."

     3. The number of shares outstanding in said Corporation is 450,000 shares of no par value common stock.

     4.   The number of shares entitled to vote on such Amendment was 450,000.

     5. The number of shares voting for the Amendment was 314,823.5 and the number of shares voted against such Amendment was 126,848.5.

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     6.   The Amendment received the required two-thirds vote of the
Shareholders and was adopted on March 30, 1984.

     DATED this 30th day of March, 1984.

                              AVTECH CORPORATION

                              By:   /s/ Robert L. Hancock
                                 ----------------------------------
                                   Robert L. Hancock
                                   President

                              By:   /s/ Fred R. Butterworth
                                 ----------------------------------
                                   Fred R. Butterworth
                                   Secretary





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                                                                  EX. 99.12

                        AMENDMENT TO ARTICLES OF INCORPORATION

                                          OF

                                  AVTECH CORPORATION              [STAMP]

     Articles of Amendment to the Articles of Incorporation of AVTECH CORPORATION, a Washington corporation, are herein executed by the corporation, pursuant to the provisions of the Revised Code of Washington 23A.16.040 and 23A.16.050, as follows:

     1.   The name of the corporation is AVTECH CORPORATION.

     2.   The Amendment to the Articles of Incorporation is as follows:

          The capital stock in this Corporation shall consist of 1.5 Million shares of common no par stock.

     3. The number of shares outstanding in said corporation is 446,543 1/2 shares of no par value common stock.

     4. The number of shares entitled to vote on such Amendment was 446,543 1/2.

     5. The number of shares voting for the amendment was 433,096.4, and no shares were voted against such amendment.

     6. The Amendment was adopted by the Shareholders at their annual meeting held on March 17, 1989, pursuant to notice to all shareholders of record.

     DATED this 10th day of April, 1989.

                                   AVTECH CORPORATION

                              By        /s/ Fred R. Butterworth
                                   -------------------------------------------
                                        Fred R. Butterworth, Secretary